Exhibit 10.2

FIFTH AMENDMENT OF CREDIT AGREEMENT

THIS FIFTH AMENDMENT OF CREDIT AGREEMENT (hereinafter referred to as the "Amendment"), dated effective as of August 31, 2017, is made and entered into by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Borrower"), and JPMORGAN CHASE BANK, N.A., a national banking association (the "Lender").

RECITALS:

1.The Borrower and the Lender have entered into a Credit Agreement dated as of December 10, 2010, as previously amended pursuant to the terms of that certain First Amendment of Credit Agreement dated December 31, 2011, executed by and between the Borrower and the Lender, that certain Second Amendment of Credit Agreement dated December 30, 2013, executed by and between the Borrower and the Lender, that certain Third Amendment of Credit Agreement dated November 19, 2014, executed by and between the Borrower and the Lender, and that certain Fourth Amendment of Credit Agreement dated December 31, 2015, executed by and between the Borrower and the Lender (said Credit Agreement, as previously amended, shall hereinafter be collectively referred to as the "Credit Agreement").

2.In connection with a further extension of the Maturity Date under the Credit Agreement, the Lender and the Borrower desire to modify, amend and supplement the Credit Agreement in certain respects.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and the Lender do hereby agree as follows:-

Section 1. Amendment of “Maturity Date” and “Note” Definitions. The definitions for “Maturity Date” and “Note” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to hereafter read as follows:

Maturity Date means the earlier to occur of (a) December 31, 2020, (b) any date that the Commitment is terminated in full by Borrower pursuant to Section 2.01(b) hereof, and (c) any date the Maturity Date is accelerated or the Commitment is terminated by Lender pursuant to Section 7.02 hereof.

Note means the promissory note dated August 31, 2017, executed by Borrower payable to the order of Lender in the face amount of $30,000,000.00, and any and all renewals, extensions, modifications, increases, rearrangements and/or replacements thereof.

Section 2. Modification of Other Existing Definitions. The definitions for “Adjusted One Month LIBOR Rate”, “Change in Law”, “LIBOR Rate” and “Obligations” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to hereafter read as follows:

Adjusted One Month LIBOR Rate means, for any day, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the Adjusted LIBOR Rate for a one-month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that, for the avoidance of doubt, the Adjusted LIBOR Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day.

Change in Law means the occurrence after the date of this Agreement of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) compliance by the Lender (or, for purposes of Section 2.06(b), by any lending office of the Lender or by the Lender’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

LIBOR Rate means, with respect to any LIBOR Borrowing for any applicable Interest Period or for any CBFR Borrowing, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for a period equal in length to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time.

Obligations means (a) the Indebtedness evidenced by the Note and other sums now or hereafter payable to Lender by Borrower or any other Obligor under any of the Credit Documents, including all payment and other obligations and liabilities of Borrower, contingent or otherwise, whether now or hereafter arising under any Rate Management Transaction, together with performance of all other payment obligations, liabilities and Indebtedness of Borrower to Lender under any one or more of the Credit Documents, including all fees, costs, expenses and indemnity obligations under this Agreement and all other Credit Documents, and (b) the Banking Service Obligations; provided, however, that the definition of “Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

Section 3.    Addition of New Definitions. The following new definitions are hereby added to Section 1.01 of the Credit Agreement:

Anti-Corruption Laws means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any Affiliate of Borrower from time to time concerning or relating to bribery or corruption.

“Banking Services” means each and any of the following bank services provided to Borrower or any other Obligor by Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of Borrower or any other Obligor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Connection Income Taxes means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

ECP means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

Electronic System means any electronic system, including e-mail, e-fax, web portal access for Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Lender and any of its respective Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

Excluded Swap Obligation means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guaranty of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

Excluded Taxes means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, and (b) any U.S. federal withholding Taxes imposed under FATCA.

FATCA means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

Impacted Interest Period has the meaning assigned to such term in the definition of “LIBOR Rate”.

Indemnified Taxes means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Credit Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

Interpolated Rate means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Lender (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

LIBO Screen Rate means, for any day and time, with respect to any LIBOR Borrowing for any Interest Period or for any CBFR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Lender in its reasonable discretion); provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Other Connection Taxes means, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Taxes (other than a connection arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Credit Document), or sold or assigned an interest in any Loan, Letter of Credit, or any Credit Document.

Other Taxes means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

Qualified ECP Guarantor means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Sanctioned Country means, at any time, a country or territory which is the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Sanctioned Person means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

Sanctions means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

Swap Obligation means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

Taxes means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Section 4.    Modification of Special Provisions Applicable to LIBOR Borrowings. Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

(a)    If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(i)     Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)     Lender determines the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining its Loan included in such Borrowing for such Interest Period;

then Lender shall give notice thereof to the Borrower by telephone, fax or through Electronic System as provided in Section 8.08 as promptly as practicable thereafter and, until Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (x) any Rate Selection Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and any such LIBOR Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto, and (y) if any Rate Selection Notice requests a LIBOR Borrowing, such Borrowing shall be made as a CBFR Borrowing.

(b)    Borrower hereby agrees to indemnify Lender against and hold Lender harmless from any actual loss or expense that Lender may sustain or incur as a consequence of (i) failure by Borrower to timely convert or borrow any LIBOR Borrowing after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) failure by Borrower to make any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement or (iii) the making of a payment or prepayment of any LIBOR Borrowing, or the conversion of any LIBOR Borrowing, on a day that is not the last day of an Interest Period with respect thereto, including without limitation, in each case, any such loss or expense arising from the liquidation or reemployment of funds obtained by Lender or from fees payable to terminate the deposits from which such funds were obtained.

(c)    If Borrower requests quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by Borrower, Lender will use reasonable efforts to provide such quotes to Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any such rate, nor will Borrower's failure to receive or Lender's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of any obligation of Borrower or for the exercise of any right, option or election of Borrower or (2) impose any duty or liability on Lender. If Borrower requests a list of the Business Days in any calendar month, Lender will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which Lender believes in good faith at the time such list is prepared will be the Business Days for such month. Lender shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.
(d)    With respect to Lender having a LIBOR Lending Office which differs from its Domestic Lending Office, all Loans that are part of LIBOR Borrowings advanced by Lender's LIBOR Lending Office shall be deemed to have been made by Lender and the obligation of Borrower to repay such Loans shall nevertheless be to Lender and shall be deemed held by Lender for the account of Lender's LIBOR Lending Office.
Section 5.    Modification of Increased Costs Provisions. Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

Section 2.06     Increased Costs.

(a)    If Lender reasonably determines that any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, Lender (except any such reserve requirement reflected in the Adjusted LIBOR Rate);

(ii) impose on Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made hereunder; or

(iii) subject Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (b) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of any of the foregoing shall be to increase the cost to Lender of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or otherwise), then Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)    If Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company as a consequence of this Agreement, the Commitment of or the Loans made by Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered; provided, however, that notwithstanding the foregoing, if Borrower (i) fully pays all outstanding Obligations, (ii) pays to Lender, in immediately available funds, an amount equal to 105% of the then aggregate amount available for drawings under all outstanding Letters of Credit, if any (which funds shall be held by Lender as Cover for said Letters of Credit), and (iii) irrevocably terminates the Commitment in writing delivered to Lender, all within twenty (20) days after Borrower’s receipt of any notice from Lender that amounts are or will be owing by Borrower to Lender pursuant to the terms of this Section 2.06, then in such event, Borrower shall not be obligated to pay to Lender any such amounts to the extent, but only to the extent, such amounts are attributable to any period prior to the date of Borrower’s receipt of such notice from Lender.

(c)    A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in Sections 2.06(a) or 2.06(b) shall be delivered to Borrower, demonstrating in reasonable detail the calculation of the amounts. Borrower shall pay amounts due under this Section 2.06 within ten (10) days after receipt of the corresponding certificate.

(d)    Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; but Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days before the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive and if Lender notifies Borrower of such Change of Law within 180 days after the adoption, enactment or similar act with respect to such Change of Law, then the 180-day period referred to above shall be extended to include the period from the effective date of such Change of Law to the date of such notice.
Section 6.    Addition of Taxes Provisions. A new Section 2.09 is hereby added to the Credit Agreement to hereafter read as follows:

Section 2.09    Taxes.

(a)    Withholding Taxes; Gross-Up; Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.09), Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender, timely reimburse it for, Other Taxes.

(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.09, Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to Lender.

(d)    Indemnification by Borrower. Borrower shall indemnify Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Lender shall be conclusive absent manifest error.

(e)    Treatment of Certain Refunds. If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of Lender, shall repay to Lender the amount paid to Lender (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will Lender be required to pay any amount to any indemnifying party pursuant to this paragraph (e), the payment of which would place Lender in a less favorable net after-Tax position than Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (e) shall not be construed to require Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)    Survival. Each party’s obligations under this Section 2.09 shall survive the resignation or replacement of Lender or any assignment of rights by, or the replacement of, Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(g)    Defined Terms. For purposes of this Section 2.09, the term “applicable law” includes FATCA.

Section 7.    Not FATCA “Grandfathered Obligation”. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Amendment, Borrower and Lender shall treat the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Section 8.    Addition of Anti-Corruption Laws and Sanctions Provisions.

(a)    Section 5.09 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

Section 5.09    Loan Proceeds. The proceeds of the Loans will be used to provide funds for working capital, acquisition needs, capital expenditures and general corporate purposes for Borrower. Borrower will not request any Loan or Letter of Credit, and Borrower shall not use, and Borrower shall procure that its Subsidiaries and its directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(b)    New Sections 4.20 and 5.12 are hereby added to the Credit Agreement to hereafter read as follows:

Section 4.20    Anti-Corruption Laws and Sanctions. Each Obligor has implemented and maintains in effect policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Obligor, its Subsidiaries and their respective officers and employees and, to the knowledge of such Obligor, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Obligor, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any such Obligor or Subsidiary, any agent of any such Obligor or any such Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, Letter of Credit, use of proceeds, or any other transaction contemplated by this Agreement or the other Credit Documents will violate Anti-Corruption Laws or applicable Sanctions.

Section 5.12 Compliance with Anti-Corruption Laws and Sanctions Laws. Each Obligor and its Subsidiaries will maintain in effect and enforce policies and procedures designed to ensure compliance by such Obligor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 9.    Designation of Equipment Inventory Collateral; Requisite Commitment Coverage Ratio.

(a)    Replacement of Equipment Inventory Listing Exhibit. The listing of Equipment Inventory attached as Exhibit E to the Credit Agreement is hereby deleted in its entirety, and such Exhibit E is hereby replaced in its entirety by the form of Exhibit E attached hereto and hereby made a part hereof for all purposes.

(b)    Designated Equipment Inventory Collateral. In order to cause the Borrower to hereafter be in compliance with the Commitment Coverage Ratio requirement of Section 5.11(a) of the Credit Agreement, the Borrower hereby designates that all of the specific Equipment Inventory of the Borrower described in Exhibit E attached hereto shall be deemed to be the Equipment Inventory which serves as Collateral for the Obligations. The Borrower hereby represents and warrants to the Lender that the specific Equipment Inventory described in Exhibit E attached hereto is the newest and most recently acquired rental compressor Inventory now owned and held by the Borrower. The Borrower hereby agrees that contemporaneously herewith, the Borrower shall execute and deliver to the Lender in Proper Form the requisite amendments of the applicable Security Documents to evidence the designation of all Equipment Inventory described in Exhibit E attached hereto as Collateral for the Obligations.

Section 10.Modification of Notices Provisions. Section 8.08 of the Credit Agreement is hereby amended and restated in its entirety to hereafter read as follows:

Section 8.08     Notices. (a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered to the respective parties at the addresses shown herein by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic transmission. All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by fax shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through electronic communication to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)    Notices and other communications to Lender hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by Lender; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by Lender. Each of Lender or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

(c)     Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

Section 11.Representations True; No Default. The Borrower represents and warrants that the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Borrower hereby certifies that except as expressly described and set forth above in this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default under the Credit Agreement or any of the other Credit Documents. Additionally, the Borrower hereby represents and warrants to the Lender that that the resolutions of the Board of Directors of the Borrower which are attached as an Exhibit A to the Secretary's Certificate of even effective date with the Credit Agreement and executed and delivered to Lender by the Secretary of Borrower in connection with the Credit Agreement (i) remain in full force and effect as of the effective date hereof, (ii) have not been modified, amended, superseded or revoked, and (iii) authorize the execution of this Amendment and all other Credit Documents to be executed contemporaneously herewith by the Borrower without the requirement of any further consents, resolutions or authorizations of the Board of Directors of the Borrower.

Section 12. Conditions Precedent to Effectiveness of this Amendment. Notwithstanding any provisions to the contrary set forth in this Amendment, the effectiveness of this Amendment, including without limitation, the increase of the Revolving Loan Commitment, is expressly conditioned upon the satisfaction of each of the following:

(a)    the renewal Note of even date herewith, executed by Borrower, payable to the order of Lender in the original principal amount of $30,000,000.00, shall have been furnished to Lender in Proper Form, and all Credit Documents previously executed and delivered to Lender shall remain valid, enforceable and in full force and effect;

(b)    no Default or Event of Default shall have occurred and be continuing as of the effective date of this Amendment;

(c)    all of the representations and warranties contained in the Credit Agreement and in all other Credit Documents shall be true and correct in all material respects on and as of the date of this Amendment as though made on and as of such date;

(d)    since the date of the most recently delivered financial statements pursuant to the Credit Agreement, no Material Adverse Effect shall have occurred, in the reasonable opinion of Lender;

(e)    all fees and expenses owed to Lender under any of the Credit Documents as of the effective date of this Amendment shall have been paid in full;

(f)    all other due diligence items required by Lender shall have been received and reviewed by Lender and otherwise be satisfactory in all respects to Lender; and

(g)    all other conditions precedent deemed appropriate by Lender shall have been satisfied.

Section 13. Ratification. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect. The Credit Agreement, as amended, and all rights and powers created thereby or thereunder and under the other Credit Documents are in all respects ratified and confirmed and remain in full force and effect. The Borrower (a) hereby confirm that the Security Documents previously executed and delivered by the Borrower apply and shall continue to apply to all indebtedness (including without limitation, the indebtedness now or hereafter evidenced by the Note of even date herewith) evidenced by or arising pursuant to the Credit Agreement, as amended hereby or any other Credit Documents, and (b) acknowledge that without this ratification and confirmation, the Lender would not agree to the extension of the Maturity Date and the modifications of the Credit Agreement which are evidenced by this Amendment.

Section 14. Definitions and References. Except as expressly modified by this Amendment, capitalized terms which are not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Lender by the Borrower shall mean the Credit Agreement as hereby amended.

Section 15. Expenses; Additional Information. The Borrower shall pay to the Lender all expenses incurred in connection with the preparation, negotiation and execution of this Amendment. The Borrower shall furnish to the Lender all such other documents, consents and information relating to the Borrower as the Lender may reasonably require.

Section 16. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors, assigns, receivers and trustees (provided, however, that the Borrower shall not assign its rights hereunder without the prior written consent of the Lender); (b) may be modified or amended only by a writing signed by each party; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute but one and the same agreement; and (e) together with the Credit Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date set forth above.

THE CREDIT AGREEMENT, AS AMENDED HEREBY, TOGETHER ALL OTHER CREDIT DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES TO IT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

NATURAL GAS SERVICES GROUP, INC.,
a Colorado corporation

By:_______________________________________
Stephen C. Taylor, Chief Executive Officer
"Borrower"

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:
"Lender"

EXHIBIT E

DESIGNATED EQUIPMENT INVENTORY

(See attached spreadsheet with replacement Equipment Inventory listing)